EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 33-72656 and 33-74616) and on Form S-3 (File Number 333-49577) of Aetrium Incorporated of our report dated January 29, 1999, appearing on page 13 of the 1998 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of this Form 10-K.


/S/ PricewaterhouseCoopers LLP


PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
March 24, 1999